UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 18, 2012

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On April 18, 2012, the Board of Directors, or the Board, of VIVUS, Inc., or the Company, appointed Ernest Mario, Ph.D. as a director of the Company.  The Board has determined that Dr. Mario is independent of the Company and its management as defined by the Securities and Exchange Commission and NASDAQ Stock Market, LLC.  The Board has not yet determined on which committee(s) Dr. Mario will serve.

Dr. Mario currently serves as a member of the board of directors of Boston Scientific, a publicly traded life sciences company, Celgene Biopharmaceutical, a publicly traded biopharmaceutical company, and Capnia, Inc., a privately held specialty pharmaceutical company.

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year.

(a) In connection with Dr. Mario’s appointment as a director, the Board amended and restated the Company’s bylaws to increase the authorized number of directors of the Company from five to six, effective immediately.

A copy of the Company’s Amended and Restated Bylaws is attached as Exhibit 3.2 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01. — Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.2	Amended and Restated Bylaws of the Registrant, as amended on April 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date:  April 20, 2012

EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of the Registrant, as amended on April 18, 2012.